ACKNOWLEDGEMENT OF REPLACEMENT SPECIAL SERVICER

July 8, 2026

To the Persons on the attached Schedule I

Re:               BMARK 2025-V17 Pooling and Servicing Agreement

Ladies and Gentlemen:

Reference is made to (i) that certain Pooling and Servicing Agreement, dated as of September 1, 2025 (as the same may have been, or may hereafter be, amended, modified, supplemented or extended, the “PSA”), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Trimont LLC, as Master Servicer, Greystone Servicing Company LLC, as Special Servicer (“Greystone”), Computershare Trust Company, National Association, as Certificate Administrator, Trustee, Paying Agent and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor and as Asset Representations Reviewer, relating to the Benchmark 2025-V17 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2025-V17 (the “Trust”), and (ii) (1) that certain Agreement Between Note Holders, dated as of August 6, 2025 (as the same may have been, or may hereafter be, amended, modified, supplemented or extended, the “Pacifica Hotel  CLA”), originally by and between Goldman Sachs Bank USA and Goldman Sachs Bank USA, (2) that certain Co-Lender Agreement, dated as of June 20, 2025 (as the same may have been, or may hereafter be, amended, modified, supplemented or extended, the “Warren Corporate Center CLA”), originally by and among DBR Investments Co. Limited, DBR Investments Co. Limited, DBR Investments Co. Limited, DBR Investments Co. Limited and DBR Investments Co. Limited, and (3) that certain Agreement Between Note Holders, dated as of September 4, 2025 (as the same may have been, or may hereafter be, amended, modified, supplemented or extended, the “1000 Portside CLA” and together with the Pacifica Hotel CLA and the Warren Corporate Center CLA, collectively, the “CLAs”), originally by and between Bank of Montreal, Bank of Montreal, and Bank of Montreal.  Pursuant to Section 3.22(b), Section 3.22(e) and Section 7.02 of the PSA, and the respective Section 5 of each of the Pacifica Hotel CLA and the 100 Portside CLA and Section 15 of the Warren Corporate Center CLA, 400 Capital Management LLC, in its capacity as the Directing Holder of the Trust has terminated Greystone as Special Servicer of the Trust and has appointed the undersigned Torchlight Loan Services, LLC (“Torchlight”) to serve as successor Special Servicer under the PSA and the CLAs.

Torchlight hereby agrees that, effective as of the date of this Acknowledgement of Replacement Special Servicer (the “Acknowledgment”), Torchlight shall serve as Special Servicer under the PSA and the CLAs.  Torchlight hereby assumes all of the responsibilities, duties, and liabilities of the Special Servicer under the PSA and the CLAs and shall perform punctually the duties of the Special Servicer under the PSA and the CLAs. Torchlight further acknowledges and agrees that it is and shall be a party to the PSA and bound thereby to the full extent indicated in the PSA in the capacity of Special Servicer.  Torchlight hereby, as of the date of this Acknowledgment, makes the representations and warranties set forth in Section 2.04(b) of the PSA mutatis mutandis, and all references to “Agreement” in Section 2.04(b) of the PSA include this Acknowledgment in addition to the PSA, and further represents that it satisfies all related qualifications and requirements set forth in the PSA, the CLAs, and the related Other Pooling and Servicing Agreements (as such term is defined in the PSA).

The following is the notice information for Torchlight as Special Servicer under the PSA and the CLAs:

Torchlight Loan Services, LLC

90 Park Avenue, 20th Floor

New York, New York 10016

Attention: William A. Clarkson

E-mail: wclarkson@torchlight.com

TORCHLIGHT LOAN SERVICES, LLC

By:  /s/ William A. Clarkson

Name:  William A. Clarkson

Title:    Authorized Signatory

By:  /s/ Jorge Rodriguez

Name:  Jorge Rodriguez

Title:    Authorized Signatory

Schedule I

Benchmark 2025-V17 Parties

Depositor:

Deutsche Mortgage & Asset Receiving Corporation
1 Columbus Circle

New York, New York 10019

Attention: Lainie Kaye

with a copy via email to:  cmbs.requests@db.com

with a copy via email to:  DBCMBSnotices@sidley.com

Certificate Administrator and Trustee:

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Risk Retention Custody – Benchmark 2025-V17

with copies to:

CCTCMBSBondAdmin@computershare.com; !NACCTRegulatoryReporting@computershare.com and trustadministrationgroup@computershare.com

Master Servicer:

Trimont LLC

550 S. Tryon Street, Suite 2400

Charlotte, North Carolina 28202

Attention: Benchmark 2025-V17 Asset Manager

Email: commercial.servicing@trimont.com

with a copy to:

Trimont LLC

Two Alliance Center

3560 Lenox Rd NE, Suite 2200

Atlanta, Georgia 30326

Attention: Legal Department

Email: Legaldepartment@trimont.com

Special Servicer:

Greystone Servicing Company LLC

5221 O’Connor Blvd., Suite 800

Irving, Texas 75039

Attention: Amy Dixon, General Counsel

email: amy.dixon@greyco.com

with a copy to:

Jenna Unell, Senior Managing Director,

email: jenna.unell@greyco.com

Operating Advisor:

Park Bridge Lender Services LLC
600 Third Avenue, 40th Floor
New York, New York 10016
Attention: BMARK 2025-V17 – Surveillance Manager

with a copy sent contemporaneously via email to:
cmbs.notices@parkbridgefinancial.com

BMARK 2025-V18 Parties (with respect to the Pacifica Hotel Portfolio Whole Loan)

Depositor:

GS Mortgage Securities Corporation II

200 West Street

New York, New York 10282

Attention: Scott Epperson

Email: scott.epperson@gs.com and gs-refgsecuritization@gs.com with a copy to:

Structured Finance Legal (REFG)

gs-refglegal@gs.com

Certificate Administrator and Trustee:

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Computershare Corporate Trust (CMBS) – BMARK 2025-V18

with a copy to:

CCTCMBSBondAdmin@computershare.com; !NACCTRegulatoryReporting@computershare.com and trustadministrationgroup@computershare.com

Master Servicer:

Trimont LLC

550 S. Tryon Street, Suite 2400

Charlotte, North Carolina 28202

Attention: BMARK 2025-V18 Asset Manager

Email: commercial.servicing@trimont.com

with a copy to:

Trimont LLC

Two Alliance Center

3560 Lenox Rd NE, Suite 2200

Atlanta, Georgia 30326

Attention: Legal Department

Email: Legaldepartment@trimont.com

BMO 2025-5C12 Parties (with respect to the Warren Corporate Center Whole Loan and the 1000 Portside Whole Loan)

Depositor:

BMO Commercial Mortgage Securities LLC
c/o BMO Capital Markets Corp.
151 West 42nd Street
New York, New York 10036
Attention: Paul Vanderslice, Michael Birajiclian and David Schell
Email: Paul.Vanderslice@bmo.com, Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

with a copy to:

BMO Commercial Mortgage Securities LLC
c/o BMO Capital Markets Corp.
151 West 42nd Street
New York, New York 10036
Attention: Legal Department
Email: BMOCMBSNotices@bmo.com

Certificate Administrator and Trustee:

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - BMO 2025-5C12

with a copy to:

CCTCMBSBondAdmin@computershare.com; !NACCTRegulatoryReporting@computershare.com and trustadministrationgroup@computershare.com

Master Servicer:

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Email: noticeadmin@pnc.com

With a copy to:

Stinson Leonard Street LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes

Email: kenda.tomes@stinson.com

BBCMS 2025-5C37 Parties (with respect to the 1000 Portside Whole Loan)

Depositor:

Barclays Commercial Mortgage Securities LLC
745 Seventh Avenue
New York, New York 10019
Attention: Daniel Schmidt
Email: RRcmbs@barclays.com

with a copy to:

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Securitized Products, Legal Department
Email: SPLegalNotices@barclays.com

with a copy to:

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York 10281

Attention: Robert Kim

Certificate Administrator and Trustee:

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services – BBCMS 2025-5C37

with a copy to:

CCTCMBSBondAdmin@computershare.com; !NACCTRegulatoryReporting@computershare.com and trustadministrationgroup@computershare.com

Master Servicer:

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Email: noticeadmin@pnc.com

With a copy to:

Stinson Leonard Street LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes

Email: kenda.tomes@stinson.com